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                                                                    EXHIBIT 11.1

                            COMPRESSENT CORPORATION
                       COMPUTATION OF NET LOSS PER SHARE

                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                              YEAR ENDED        YEAR ENDED        (AUGUST 26, 1994)
                                                             SEPTEMBER 30,     SEPTEMBER 30,      TO SEPTEMBER 30,
                                                                 1997              1996                 1995
                                                             -------------     -------------     ------------------
PRIMARY

Weighted average number of common shares
 outstanding during the period.........................         5,007,880          3,181,667              1,833,333

Incremental common shares attributable to the
 application of SAB 64 and 83.........................                  -            863,041              2,268,500
                                                             ------------       ------------           ------------
Shares used in computing net loss per share
 applicable to common shareholders....................          5,007,880          4,044,708              4,101,833
                                                             ============       ============           ============
Net loss..............................................       $ (4,874,969       $ (2,193,003)          $   (254,765)

Less: Accretion on preferred stock....................                  -           (900,000)                     -
                                                             ------------       ------------           ------------
Net loss applicable to common stockholders.............      $ (4,874,969)     $  (3,093,003)         $   (254,765)

Net loss per share applicable to common shareholders..       $      (0.97)      $      (0.76)          $      (0.06)
                                                             ============       ============           ============

FULLY DILUTED

Weighted average number of common shares outstanding
 during the period....................................          5,007,880          3,181,667              1,833,333

Incremental common shares attributable to the
 application of SAB 64 and 83..........................                 -            863,041              2,268,500

Impact on weighted average of common shares to be issued
 upon redemption of preferred stock....................                 -             75,000                      -
                                                             ------------       ------------           ------------
Total shares outstanding for purposes of computing
 fully diluted net loss per share.......................       5,0007,880          4,119,708              4,101,833
                                                             ============       ============           ============

Net loss................................................     $ (4,874,969)      $ (2,193,003)          $   (254,765)

Less: Accretion on preferred stock......................                -                  -                      -
                                                             ------------       ------------           ------------
Net Loss................................................     $ (4,874,969)      $ (2,193,003)          $   (254,765)
                                                             ============       ============           ============
Net loss per fully diluted share........................     $      (0.97)      $      (0.53)          $      (0.06)
                                                             ============       ============           ============

Fully diluted earnings per share is not presented because its effective are anti-dilutive